JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing, on behalf of each of them, of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares, par value $0.0001, of Lexington Realty Trust and further agree to the filing of this Agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: November 11, 2008

VORNADO REALTY TRUST

By:          /s/ JOSEPH MACNOW

Name:     Joseph Macnow

Title:       Executive Vice President-

  Finance and Administration,

  Chief Financial Officer

VORNADO REALTY L.P.

By:    Vornado Realty Trust,

its general partner

By:          /s/ JOSEPH MACNOW

Name:    Joseph Macnow
Title:       Executive Vice President-

Finance and Administration, Chief Financial Officer

VORNADO LXP LLC

By:    Vornado Realty L.P.,

its sole member

By:    Vornado Realty Trust,

its general partner

By:          /s/ JOSEPH MACNOW

   Name:    Joseph Macnow
   Title:      Executive Vice President-

  Finance and Administration,
  Chief Financial Officer

VNK L.L.C.

By:    Vornado Realty L.P.,

its sole member

By:    Vornado Realty Trust,

its general partner

By:          /s/ JOSEPH MACNOW

   Name:    Joseph Macnow
   Title:      Executive Vice President-

  Finance and Administration,

  Chief Financial Officer

VORNADO NEWKIRK L.L.C.

By:    Vornado Realty L.P.,

its sole member

By:    Vornado Realty Trust,

its general partner

By:          /s/ JOSEPH MACNOW

   Name:    Joseph Macnow
   Title:      Executive Vice President-

  Finance and Administration,

  Chief Financial Officer